Exhibit 3.1

[GRAPHIC APPEARS HERE]	Secretary of State
	Corporation Division	Registry Number: 127069-17
	255 Capitol Street NE, Suite 151 Salem, OR 97310-1327	Type: DOMESTIC BUSINESS CORPORATIO

Phone:(503)986-2200
Fax:(503)378-4381
www.sos.state.or.us/corporation/corphp.htm

FLIR SYSTEMS, INC.

AW SERVICES, INC.

222 SW COLUMBIA STE 1800

PORTLAND OR 97201-6618

Acknowledgment Letter

The document you submitted was recorded as shown below. Please review and verify the information listed for accuracy.

If you have any questions regarding this acknowledgement, contact the Secretary of State, Corporation Division at (503)986-2200. Please refer to the registration number listed above. A copy of the filed documentation may be ordered for a fee of $5.00. Submit your request to the address listed above or call (503)986-2317 with your Visa or MasterCard number.

Document

RESTATED ARTICLES

Filed On	Jurisdiction

06/02/2003	OREGON

Name

FLIR SYSTEMS, INC.

Principal Place of Business	Registered Agent

16505 SW 72ND AVE	AW SERVICES, INC.
PORTLAND OR 97224-0000	222 SW COLUMBIA STE 1800
PORTLAND OR 97201-6618

President	Secretary

EARL LEWIS III	JAMES A FITZHENRY
16505 SW 72ND AVE	16505 SW 72ND AVE
PORTLAND OR 97224	PORTLAND OR 97224

[GRAPHIC APPEARS HERE]	Phone: (503) 986-2200
	Fax: (503) 378-4381	Articles of Amendment—Business/Professional/Nonprofit

	Secretary of State	Check the appropriate box below:
	Corporation Division	☑ BUSINESS/PROFESSIONAL CORPORATION
	255 Capitol St, NE, Suite 151	(Complete only 1, 2, 3, 4 6, 7)
	Salem, OR 97310-1327	☐ NONPROFIT CORPORATION
	FilinginOregon.com	(Complete only 1, 2, 3, 5 6, 7)

REGISTRY NUMBER: 127069-17	FILED JUN 02 2003

OREGON SECRETARY OF STATE
In keeping with Oregon Statute 192.410-192.595, the information on the application is public record. We must release this information to all parties upon request and it may be posted on our website.	For office use only

Please Type or Print Legibly in Black Ink.

1) NAME OF CORPORATION PRIOR TO AMENDMENT: FLIR Systems, Inc.

2)	STATE THE ARTICLE NUMBER(s) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

See Exhibit A attached hereto

________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________

3) THE AMENDMENT WAS ADOPTED ON: April 24, 2003

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4)	CHECK THE APPROPRIATE STATEMENT

☑ Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common	17,413,399	17,413,399	8,523,100	7,188,984

☐	Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐	The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporations or by the board of directors.

NONPROFIT CORPORATION ONLY

5)	CHECK THE APPROPRIATE STATEMENT

☐	Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

☐	Membership approval was required. The membership vote was as follows:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6) EXECUTION
Printed Name	Signature	Title

James A. Fitzhenry	/s/ JAMES A. FITZHENRY	Secretary

7) CONTACT NAME (To resolve questions with this thing.)	DAYTIME PHONE NUMBER (Include area code.)

Brenda Ayers, Paralegal	503-226-1191

FEES
Required Processing Fee $20

Processing Fees are nonrefundable.

Please make check payable to “Corporation Division”.

NOTE:
Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

EXHIBIT A

Second Amendment to Second Restated Articles of Incorporation

of

FLIR Systems, Inc.

Article II, Section B of the Corporation’s Second Restated Articles of Incorporation, as amended, is hereby amended in its entirety as follows:

B. The authorized capital stock of the Corporation consists of 100,000,000 shares of common stock par value $0.01 per share (“Common Stock”) and 10,000,000 shares of preferred stock par value $0.01 per share (“Preferred Stock”).